UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Spectrum Blvd., Las Vegas, NV 89101

(Address of principal executive offices, including zip code)

(949) 777-6112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 2, 2018, Ms. Kimberly A. Brooks resigned as General Counsel and Secretary of Praxsyn Corporation (the “Company”). On the same date, Ms. Brooks also resigned from any and all positions she has held with the Company and its subsidiaries, including but not limited to resigning as Secretary of Mesa Pharmacy, Inc., Nevada Health Rx, Inc., and Prax Direct, Inc.

The Company currently owes Ms. Brooks her unpaid salary and benefits from September 16, 2017 thru July 2, 2018. In addition, Ms. Brooks and has 11 unpaid promissory notes for past due wages from 2016, which are accruing interest at 18% per annum, with a total principal amount due of $49,437.66.

Ms. Brooks resignation was not due to any disagreement or matter relating to the Company’s operations, policies or practices, but instead is to pursue other business opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Greg Sundem
Greg Sundem, Chief Executive Officer

Dated: July 9, 2018